                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              PREMIER PARKS INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              PREMIER PARKS INC.
- - -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii),or 14a-6(i)(1), or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
             N/A
    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:
             N/A
    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             N/A
    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:
             N/A
    ---------------------------------------------------------------------------


    (5) Total fee paid:
             N/A
    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

                               PREMIER PARKS INC.
                           11501 NORTHEAST EXPRESSWAY
                         OKLAHOMA CITY, OKLAHOMA 73131

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                 JUNE 19, 1995

                               ----------------

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Premier Parks Inc. (the "Company") will be held at the offices of the Company's Adventure World Theme Park, 13710 Central Avenue, Largo, Maryland 20775 on Monday, June 19, 1995 at 9:30 a.m., E.D.T., for the following purposes, all as more fully described in the attached Proxy Statement:

    1. To elect six directors, to serve for the ensuing year and until their respective successors are elected and qualified.

    2. To ratify the selection of KPMG Peat Marwick LLP as independent public accountants of the Company for the year ending December 31, 1995.

    3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

  The Board of Directors has fixed the close of business on April 13, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

  A copy of the Company's Annual Report for the year ended December 31, 1994 is enclosed.

  YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING OR ANY ADJOURNMENT THEREOF. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE APPRECIATED.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                     Richard A. Kipf
                                                        Secretary

Oklahoma City, Oklahoma
April 27, 1995

                               PREMIER PARKS INC.
                           11501 NORTHEAST EXPRESSWAY
                         OKLAHOMA CITY, OKLAHOMA 73131

                               ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 19, 1995

                               ----------------

  This Proxy Statement and the accompanying proxy are being furnished to stockholders of PREMIER PARKS INC. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders to be held at the offices of the Company's Adventure World Theme Park, 13710 Central Avenue, Largo, Maryland 20775 on Monday, June 19, 1995, at 9:30 a.m., E.D.T., and at any and all adjournments thereof.

  If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to the matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted FOR the election of directors named in Proposal 1, and FOR the approval of Proposal 2 (ratification of independent public accountants for the year ending December 31, 1995). Your proxy may be revoked at any time prior to being voted by: (i) filing with the Secretary of the Company (Richard A. Kipf), at the above address, written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

  On or about April 27, 1995, this Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 1994, including financial statements, are to be mailed to each stockholder of record at the close of business on April 13, 1995.

  Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is represented by proxy or is present.

                               VOTING SECURITIES

  The Board of Directors has fixed the close of business on April 13, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of April 13, 1995, the Company had issued and outstanding 16,860,607 shares of Common Stock, par value $0.01 per share (the "Common Stock"), the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. A majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting.

  Neither abstention votes nor any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

                   STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

  The following table sets forth certain information as of March 1, 1995 (except as noted below) as to Common Stock owned by (a) each of the Company's current directors, (b) all current directors and officers of the Company as a group, and (c) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock.

                                                      SHARES OF
                   NAME AND ADDRESS                  COMMON STOCK       PERCENT
                 OF BENEFICIAL OWNER              BENEFICIALLY OWNED    OF CLASS
                 -------------------              ------------------    --------
      Kieran E. Burke...........................         624,104(2)        3.6
      Paul A. Biddelman.........................       6,444,296(3)       31.4
      James F. Dannhauser.......................         110,000(4)        0.7
      Michael E. Gellert........................       4,714,626(5)(6)    27.8
      Gary Story................................         100,000(7)        0.6
      Jack Tyrrell..............................       3,270,370(8)       18.5
      Robert J. Gellert.........................       4,756,378(6)(9)    28.2
      Windcrest Partners........................       4,128,272(6)(10)   24.5
       122 East 42nd Street
       New York, New York 10168
      Lawrence, Tyrrell, Ortale & Smith II,            3,270,370(11)      18.5
       L.P......................................
       Lawrence, Tyrrell, Ortale & Smith
       3100 West End Avenue, Suite 500
       Nashville, TN 37203
      Hanseatic Corporation.....................       6,444,296(12)      31.4
       Wolfgang Traber
       450 Park Avenue
       New York, New York 10152
      David A. Jones............................       1,764,444(13)      10.3
       500 West Main Street
       Louisville, KY 40201
      The Travelers Inc.........................       1,777,100(14)      10.5
       65 East 55th Street
       New York, New York 10022
       Smith Barney Holdings Inc.
       Smith Barney Advisers, Inc.
       1345 Avenue of the Americas
       New York, New York 10105
      All directors and officers as a group(1)(8
       persons).................................      15,265,396          69.7

- - --------
 (1) The share amounts listed include shares of Common Stock that the following persons have the right to acquire within 60 days from March 1, 1995:
     Michael Gellert, 80,000 shares (see footnote (5)) Kieran E. Burke, 387,594 shares (see footnote (2)), Paul A. Biddelman and Hanseatic Corporation, 3,648,000 shares (see footnotes (3) and (12)), Jack Tyrrell and Lawrence, Tyrrell, Ortale & Smith II, L.P., 800,000 shares (see footnotes (8) and
     (11)), David A. Jones, 320,000 shares (see footnote (13)) and Gary Story, 100,000 shares (see footnote (7)); and all directors and officers as a group, 5,027,594 shares.

 (2) Includes 236,510 shares of Common Stock and warrants and options to purchase 387,594 shares of Common Stock for his own account as to which Mr. Burke has sole voting and investment power.
 (3) Includes 2,796,296 shares of Common Stock beneficially owned by Hanseatic Corporation ("Hanseatic") and 3,648,000 shares issuable upon conversion of $4,560,000 principal amount of the Company's 9.5% Senior Subordinated Convertible Notes (the "Convertible Notes") beneficially owned by Hanseatic. Mr. Biddelman, who is treasurer of Hanseatic, disclaims beneficial ownership of all except 62,500 and 50,000, respectively, of such shares.
 (4) Includes 55,000 shares of Common Stock for his own account and 55,000 shares beneficially owned by Lepercq, de Neuflize & Co. Incorporated ("LePercq"), of which Mr. Dannhauser is a managing director. Mr. Dannhauser disclaims beneficial ownership of the shares held by Lepercq.
 (5) Includes 478,716 shares of Common Stock for his own account as to which Mr. Gellert has sole voting and investment power, and includes 4,128,272 shares of Common Stock beneficially owned by Windcrest Partners, a New York limited partnership which shares voting and investment power with its general partners, Michael E. Gellert and Robert J. Gellert. Also includes 107,638 shares beneficially held by Michael E. Gellert's daughter who resides in his household, of which 80,000 represent shares issuable upon conversion of $100,000 principal amount of the Company's Convertible Notes beneficially owned by such daughter. Mr. Gellert disclaims beneficial ownership of all shares beneficially owned by his daughter.
 (6) Members of the Gellert/Petschek family and entities controlled by them beneficially own in the aggregate 5,656,098 shares of Common Stock. Such shares represent 33.2% of the Company's outstanding Common Stock. See footnotes (5), (9) and (10).
 (7) Includes 100,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Story, as to which he has sole voting and investment power.
 (8) Includes 1,000,000 shares of Common Stock beneficially owned by Lawrence, Tyrrell, Ortale & Smith ("LTOS") and 1,470,370 shares of Common Stock beneficially owned by Lawrence, Tyrrell, Ortale & Smith II, L.P. ("LTOS II") and 800,000 shares issuable upon conversion of $1,000,000 principal amount of the Company's Convertible Notes beneficially owned by LTOS II. Mr. Tyrrell, who is a general partner of the respective general partners of LTOS and LTOS II, disclaims beneficial ownership of all such shares.
 (9) Includes 11,070 shares of Common Stock for his own account as to which he has sole voting and investment power; 247,985 shares as agent for 30 other persons and entities with whom he shares voting and investment power; 10,838 shares as trustee for Michael E. Gellert's sister with respect to which he shares voting and investment power with Peter J. Gellert (who holds these shares as agent); 27,794 shares as trustee of irrevocable trusts for the benefit of Michael E. Gellert's children as to which he has sole voting and investment power; 5,419 shares as trustee of an irrevocable trust for the benefit of his brother as to which he has sole voting and investment power; 4,128,272 shares owned by Windcrest Partners, a New York limited partnership which shares voting and investment power with its general partners, Michael E. Gellert and Robert J. Gellert; and 325,000 shares beneficially owned by Lexfor Corporation of which he is President and a director, as to which he shares voting and investment power with the other officers and directors. Michael E. Gellert disclaims beneficial ownership of the shares owned by the trusts for the benefit of his children.
(10) Windcrest Partners share voting and investment power with its general partners, Michael E. Gellert and Robert J. Gellert.
(11) As of November 2, 1994. Includes 1,000,000 shares of Common Stock beneficially owned by LTOS, 1,470,370 shares beneficially owned by LTOS II and 800,000 shares issuable upon conversion of

     $1,000,000 principal amount of the Company's Convertible Notes beneficially owned by LTOS II. LTOS and LTOS II may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Information has been obtained from Amendment No. 2 to
     Schedule 13D dated November 2, 1994.
(12) Includes 2,796,296 shares of Common Stock beneficially owned by Hanseatic and 3,648,000 shares issuable upon conversion of $4,560,000 principal amount of the Company's Convertible Notes beneficially owned by Hanseatic. Mr. Traber holds in excess of a majority of the shares of capital stock of Hanseatic and thus may be deemed to beneficially own such shares.
(13) As of October 12, 1994. Includes 1,444,444 shares of Common Stock beneficially owned by Mr. Jones and 320,000 shares issuable upon conversion of $400,000 principal amount of the Company's Convertible Notes beneficially owned by Mr. Jones. Information has been obtained from Amendment No. 2 to Schedule 13D dated October 12, 1994.
(14) Share ownership is shown as of December 31, 1994. Includes 750,000 shares as to which Smith Barney Mutual Funds Management Inc. ("SBMF"), Smith Barney Holdings Inc. ("SBH") and The Travelers Inc. ("Travelers") have shared voting and dispositive power and 1,027,100 as to which SBH and Travelers have shared voting and dispositive power. SBMF is a wholly-owned subsidiary of SBH, which is a wholly-owned subsidiary of Travelers. Information has been obtained from Amendment No. 5 to Schedule 13G dated February 13, 1995.

  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and persons who own more than ten-percent of the Common Stock, to file initial statements of beneficial ownership (Form
3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

  To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during 1994 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except as follows:

  In connection with a private placement by the Company, in October and November, 1994, Hanseatic Corporation ("Hanseatic") purchased an aggregate of 1,296,296 shares of Common Stock. Each of Hanseatic, Wolfgang Traber and Paul Biddelman inadvertently failed to file with the SEC on a timely basis the required forms reflecting this purchase. The appropriate filings were subsequently made.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Company's Board of Directors currently consists of six members. At the Annual Meeting six directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the persons listed below, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not expect), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of those shares of Common Stock represented at the meeting.

INFORMATION CONCERNING NOMINEES

                                         YEAR
                           AGE AS OF   ELECTED
          NAME           MARCH 1, 1995 DIRECTOR         POSITION WITH THE COMPANY
          ----           ------------- --------         -------------------------
Kieran E. Burke(1)......       37        1989   Director, Chairman of the Board and
                                                 Chief Executive Officer
Gary Story(2)...........       39        1994   Director, President and Chief Operating
                                                 Officer
Paul A. Biddelman(3)....       49        1992   Director
James F. Dannhauser(4)..       42        1992   Director
Michael E. Gellert(5)...       63        1989   Director
Jack Tyrrell(6).........       48        1992   Director

- - --------
(1) Mr. Burke became Chief Executive Officer and a director of the Company on October 18, 1989 and became Chairman of the Board on June 28, 1994. From 1989 through June 1994, he was President of the Company. From February 1989 through October 18, 1989, Mr. Burke served as a consultant to The Drexel Burnham Lambert Group Inc. From January 1988 through February 1989, Mr. Burke was Vice Chairman and Managing Director of Drexel Burnham Lambert Realty Inc. ("DBLR"), the principal business of which was the ownership, development, management and syndication of real estate. In January 1991, DBLR filed a petition seeking protection under Chapter 11 of the federal bankruptcy laws. Mr. Burke also serves as a director of Blue Ridge Real Estate Company and Big Boulder Corporation.
(2) Mr. Story became President and a director of the Company on June 28, 1994. From January 1992 through June 1994, he had been the Company's Executive Vice President and Chief Operating Officer. Prior to that time, he had been General Manager of the Company's Frontier City theme park for more than five years.
(3) Mr. Biddelman became a director of the Company on December 14, 1992. Since April 1992, Mr. Biddelman has been treasurer of Hanseatic, a private investment company. See "Stock Ownership of Management and Certain Beneficial Holders." Hanseatic may be deemed an affiliate of the Company. From January 1991 through March 1992, Mr. Biddelman was managing director of Clements Taee Biddelman Incorporated, a financial advisory firm. From March 1982 to December 1990, he served as a managing director of Drexel Burnham Lambert Incorporated, an investment banking firm. Mr. Biddelman also serves as a director of Petroleum Heat and Power Co., Inc., TLC Beatrice International Holdings, Inc., Electronic Retailing Systems International, Inc., Insituform Technologies, Inc. and Celadon Group, Inc. In connection with a private placement by the Company of 11,000,000 shares of Common Stock in October 1992, in which Hanseatic acquired 1,500,000 shares, Kieran E. Burke and Michael E. Gellert agreed to vote, as directors of the Company, to elect Mr. Biddelman to serve as a director of the Company until the 1993 annual meeting of stockholders. Mr. Biddelman also serves as the designee on the board of the holders of the Company's 9.5% Senior Subordinated Convertible Notes.
(4) Mr. Dannhauser became a director of the Company on December 14, 1992. Mr. Dannhauser has been a managing director of Lepercq, de Neuflize & Co. Inc., an investment banking firm, since October 1990. From March 1983 through September 1990, he was a managing director of Lepercq Capital Partners.
(5) Mr. Gellert became a director of the Company on March 15, 1989. He previously served as a Director of the Company or as a Trustee of Tierco, a Massachusetts business trust and predecessor of the Company, from 1979 until 1986. From June 1989 through June 1994, he also served as the Chairman of the Board of the Company. Mr. Gellert is a general partner of Windcrest Partners, a New York limited partnership. Windcrest Partners, the principal business of which is private investing, is an affiliate of the Company (see "Stock Ownership of Management and Certain Beneficial Holders"). Prior to

    October 27, 1989, Mr. Gellert was an Executive Director of Drexel Burnham Lambert Incorporated, an investment banking firm, and served that firm and its predecessors in executive capacities for more than five years. Prior to that date, Mr. Gellert was also a director and member of the executive committee of The Drexel Burnham Lambert Group Inc., the parent company of Drexel Burnham Lambert Incorporated. In 1990, The Drexel Burnham Lamert Group Inc. and Drexel Burnham Lambert Incorporated filed petitions seeking protection under Chapter 11 of the federal bankruptcy laws. Mr. Gellert serves as a director of Devon Energy Corp., The Harvey Group, Inc., Humana Inc., Seacor Holdings, Inc., Regal Cinemas, Inc. and The Putnam Trust Company of Greenwich.
(6) Mr. Tyrrell became a director of the Company on December 14, 1992. For more than five years, Mr. Tyrrell has been a general partner of Lawrence Venture Partners, a New York general partnership, the principal business of which is that of acting as general partner of Lawrence, Tyrrell, Ortale & Smith, a New York private investment limited partnership ("LTOS"). Mr. Tyrrell is also a general partner of LTOS II Partners, a Delaware limited partnership, the principal business of which is that of acting as general partner of Lawrence, Tyrrell, Ortale & Smith II, L.P., a Delaware private investment limited partnership ("LTOS II"). See "Stock Ownership of Management and Certain Beneficial Holders." LTOS and LTOS II may be deemed affiliates of the Company. Mr. Tyrrell also serves as a director of MedAlliance Inc., National Health Investors, Inc. and Regal Cinemas, Inc. In connection with a private placement by the Company of 11,000,000 shares of Common Stock in October 1992, in which LTOS and LTOS II acquired an aggregate of 2,100,000 shares, Kieran E. Burke and Michael E. Gellert agreed to vote, as directors of the Company, to elect Mr. Tyrrell to serve as a director of the Company until the 1993 annual meeting of Stockholders.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the year ended December 31, 1994, the Company's Board of Directors held four meetings. During 1994, each of the directors of the Company attended all of the meetings of the Board of Directors and all meetings of committees of the Board of which such director was a member.

  The Board has designated a Compensation Committee and Audit Committee. The members of the Compensation Committee at March 1, 1995 were Messrs. Biddelman and Tyrrell. The Compensation Committee, which met two times during 1994, reviews management's recommendations with respect to executive compensation and employee benefits and makes recommendations to the Board as to such matters. Additionally, the Compensation Committee administers the Company's 1993 Stock Option and Incentive Plan. See "Executive Compensation."

  The members of the Audit Committee at March 1, 1995 were Messrs. Gellert and Dannhauser. The Audit Committee, which met two times during 1994, recommends to the Board the accounting firm to be selected by the Board as independent auditors of the Company and acts on behalf of the Board in reviewing with the independent auditors, the chief accounting officer of the Company and other appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, and the adequacy of financial, accounting and operating controls. The Audit Committee reviews the results of such audits with the Company's auditing firm and reports thereon to the Board. The Audit Committee also submits to the Board recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operating controls and safeguards.

COMPENSATION OF DIRECTORS

  Directors have not received any compensation for serving as such; however, they are reimbursed for expenses attendant to Board and committee membership.

                             EXECUTIVE COMPENSATION

  The following table discloses compensation received by the Company's Chief Executive Officer and Chief Operating Officer for the three years ended December 31, 1994, the only executive officers of the Company whose annual salary and bonus exceed $100,000.

SUMMARY COMPENSATION TABLE

                          ANNUAL COMPENSATION
                         -----------------------
                                                              RESTRICTED  SECURITIES
        NAME AND                                 OTHER ANNUAL    STOCK    UNDERLYING  ALL OTHER
   PRINCIPAL POSITION    YEAR SALARY($) BONUS($) COMPENSATION AWARD(S)($) OPTIONS(#) COMPENSATION
   ------------------    ---- --------  -------- ------------ ----------- ---------- ------------
Kieran E. Burke.........
 Chairman of the Board,  1994 $290,000   $   --       --           --       50,000       (1)
 Chief Executive Officer 1993  265,000   40,000       --           --      381,002       (1)
 and Director            1992  265,000       --       --           --           --       (1)
Gary Story..............
 President, Chief        1994  200,000       --       --           --      100,000       (1)
 Operating Officer and   1993  140,000   70,000       --           --      200,000       (1)
 Director                1992  125,000   67,000       --           --           --       (1)

- - --------
(1) The Company has concluded that, as to each named executive officer for each year shown, all personal benefits paid or provided did not exceed the lesser of $50,000 or 10% of the salary and bonus reported for such officer above. During 1994, the Company did not have any defined contribution plans or pension or other defined benefit or retirement plans, other than a qualified, contributory 401(k) plan. All regular employees are eligible to participate in the plan if they have completed one full year of service and are at least 21 years old. The Company currently does not match contributions made by employees. The accounts of all participating employees are fully vested.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

  At the 1993 Annual Meeting of the Company's stockholders, the stockholders approved the Company's 1993 Stock Option and Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the grant of options ("Options") to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not so qualify ("Non-Qualified Options"), and for the grant of stock appreciation rights ("SARs") that are granted in tandem with Options. An SAR granted in tandem with an Option permits an optionee to surrender his Option to the Company for cancellation and receive an amount (in cash or shares of Common Stock) equal to the excess, if any, of
(i) the then fair market value of the shares of Common Stock subject to the Option over (ii) the exercise price of the Option.

  The following table shows information regarding grants of Options made to the named executive officers under the Stock Incentive Plan during the year ended December 31, 1994. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full seven-year term of the Options. During 1994, a limited trading market developed for the Common Stock. On August 1, 1994 (the date of grant of the Options), the average of the bid and asked quotations relating to the Common Stock (as reported on The Pink Sheets(R) and the OTC Bulletin Board) was $1.125. The Compensation Committee of the Board of Directors determined $1.50 to be the fair market value on the date such Options were granted. Accordingly, $1.50 per share was used below for purposes of calculating potential appreciation. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. THESE POTENTIAL REALIZABLE VALUES ARE BASED SOLELY ON ARBITRARILY ASSUMED RATES OF APPRECIATION REQUIRED BY APPLICABLE SEC

REGULATIONS. ACTUAL GAINS, IF ANY, ON OPTION EXERCISES AND COMMON STOCK HOLDINGS ARE DEPENDENT ON THE FUTURE PERFORMANCE OF COMMON STOCK AND OVERALL MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT AN ESTABLISHED TRADING MARKET WILL DEVELOP IN RESPECT OF THE COMMON STOCK OR, IF SUCH A MARKET DEVELOPS, THAT THE POTENTIAL REALIZABLE VALUES SHOWN IN THIS TABLE WILL BE ACHIEVED.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL
                                                                                   REALIZABLE VALUE
                                                                                      AT ASSUMED
                                                                                   ANNUAL RATES OF
                                                                                     STOCK PRICE
                                                                                   APPRECIATION FOR
                                             INDIVIDUAL GRANTS                       OPTION TERM
                         --------------------------------------------------------- ----------------
                                        % OF TOTAL
                         SECURITIES       OPTIONS
                         UNDERLYING     GRANTED TO       EXERCISE     EXPIRATION
          NAME           OPTIONS (#) EMPLOYEES IN 1994 PRICE ($/SH)      DATE        5%      10%
          ----           ----------- ----------------- ------------   ----------   ------- --------
Kieran E. Burke.........    50,000         27.8%          $1.50     August 1, 2001 $30,500 $ 71,000
Gary Story..............   100,000         55.6%          $1.50     August 1, 2001 $61,000 $142,000


             AGGREGATED OPTION/SAR EXERCISES AND OPTION/SAR VALUES

  The following table provides information on option/SAR exercises in 1994 by the named executive officers and the value of such officers' unexercised options/SARs at December 31, 1994.

                                                                               VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
                                                        OPTIONS/SARS AT                 AT
                            SHARES                   DECEMBER 31, 1994 ($)   DECEMBER 31, 1994 ($)(1)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ------------ ----------- ------------- ----------- -------------
Kieran E. Burke.........      --           --        387,594      268,602     $251,898      $43,434
Gary Story..............      --           --        100,000      200,000       15,200       22,800

- - --------
(1) During 1994, a limited trading market developed for the Common Stock. Amount shown is based on $1.19 per share, the average of the high and low bid and asked prices of the Common Stock (as reported on The Pink Sheets and the OTC Bulletin Board) on December 30, 1994.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors administers the Company's executive compensation program.

  The goals of the Company's executive compensation program are to:

  . Provide compensation levels that enable the Company to attract, retain and motivate its executives;

  . Tie individual compensation to individual performance and the success of the Company; and

  . Align executives' financial interests with those of the Company's stockholders through potential stock ownership.

SALARIES

  Each executive officer's base salary is reviewed annually based upon management recommendations, in the case of executive officer's other than the Chairman and Chief Executive Officer, and data regarding executives with similar responsibilities in certain companies comparable in size or in comparable lines of business. In addition, the Compensation Committee considers length of tenure, prior experience and level of responsibility. None of these factors are assigned a specific weight. Based on these factors, the Compensation Committee increased the Chairman's salary for 1994 by $25,000, representing an approximate 9% increase over his 1993 salary.

INCENTIVE COMPENSATION

  The Company does not have a formal incentive compensation program, but does award annual cash bonuses to selected executive officers. In cases other than the Chairman and Chief Executive Officer, annual bonuses are recommended to the Compensation Committee by the Chairman at the end of each year. In the case of the Chairman and Chief Executive Officer, the Compensation Committee determines the amount, if any, of annual bonuses. Individual bonus awards are determined with reference to Company-wide and individual performance for the previous fiscal year, based on both qualitative and quantitative factors. Quantitative factors include revenues, earnings before interest, taxes and depreciation and net income. Qualitative factors include initiative, business judgment, level of responsibility and management skills.

LONG-TERM INCENTIVE

  In 1994, the Company's Board Compensation Committee authorized the granting of Options to purchase 180,000 shares of Common Stock, including Options to purchase 50,000 shares and 100,000 shares granted to Kieran E. Burke, Chairman and Chief Executive Officer, and Gary Story, President and Chief Operating Officer, respectively. In determining the number of Options so granted, the Committee considered the level of each optionee's responsibility, his potential impact on the Company's performance, as well as the number of Options granted in prior years. The Company does not have a target ownership level for equity holdings in the Company by senior management and other key employees.

  All Options granted in 1994 have a term of seven years, vest 20% on the date of grant and each twelve-month period thereafter so that they are fully-vested and exercisable five years after such date and have an exercise price of $1.50 per share, representing the Committee's determination of the fair market value of the Company's Common Stock on the date of grant. During 1994, a limited trading market developed for the Common Stock. As of the date the Compensation Committee authorized the 1994 Options and as of the date they were granted, the average of the bid and asked prices of the Common Stock as reported on The Pink Sheets and the OTC Bulletin Board was less than the $1.50 exercise price.

                                          Paul A. Biddelman
                                          Jack Tyrrell

                               PERFORMANCE GRAPH

  The following table shows a comparison of five year cumulative total return to stockholders (assuming all dividends were reinvested) for the Company, Standard & Poor's ("S&P") 500 Stock Index and Standard & Poor's Leisure Time Index. During the period October 1990 through June 1994, no trading market existed for the Common Stock and the Company was unable to obtain any reliable price quotations for its Common Stock. Subsequent to June 1994, The Pink Sheets and the OTC Bulletin Board commenced reporting of trading in the Company's Common Stock under the symbol PARK. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission and do not necessarily represent actual transactions. THE COMPANY BELIEVES THAT THE TRADING MARKET FOR ITS COMMON STOCK REMAINS HIGHLY ILLIQUID AND THAT THE FOLLOWING PRICING INFORMATION SHOULD NOT BE DEEMED TO INDICATE THAT AN ESTABLISHED TRADING MARKET EXISTS.

                           [INSERT PERFORMANCE GRAPH]


                                        BASE
                                       PERIOD RETURN RETURN RETURN RETURN RETURN
          COMPANY/INDEX NAME            1989   1990   1991   1992   1993   1994
          ------------------           ------ ------ ------ ------ ------ ------
Premier Parks Inc.*...................  100   78.57                       128.57
S&P 500 Index.........................  100   96.90  126.42 136.05 149.76 151.74
S&P Leisure Time Index................  100   56.28   83.10  98.16 106.81 103.73

- - --------
* The return for the Company in 1990 was calculated based on the last available price of $.6875 (October 15, 1990). The stock was not traded between October 15, 1990 and June 1994.

CERTAIN TRANSACTIONS

  COMMON STOCK OFFERING. In October and November, 1994, the Company consummated the issuance and sale of 3,584,510 shares (the "Shares") of Common Stock to certain accredited investors (the "Investors") in a private placement at a purchase price of $1.35 per share. The Company agreed to provide the Investors certain registration rights in respect of the Shares under the Securities Act of 1933, as amended.

  Of the Shares issued, 744,696 were issued to Windcrest Partners ("Windcrest") in exchange for $350,000 in cash and the satisfaction of indebtedness owed by the Company to Windcrest in the amount of $655,340. This indebtedness had been incurred by the Company in connection with the acquisition of, and capital improvements made at, the Company's theme parks. Michael E. Gellert, a director of the Company, is a general partner of Windcrest. See "Stock Ownership of Management and Certain Beneficial Holders."

  Additionally, in this offering, Hanseatic and LTOS II purchased an aggregate of 1,296,296 and 370,370 Shares, respectively. Paul A. Biddelman and Jack Tyrrell, each a director of the Company, are Treasurer of Hanseatic and the general partner of the general partner of LTOS II, respectively. See "Stock Ownership of Management and Certain Beneficial Holders."

  OFFICE LEASE. In November 1990, the Company entered into an office lease. A portion of the office space is being used by Windcrest, and the Company and Windcrest have agreed to allocate to Windcrest 50% of the monthly rental payments. During 1994, Windcrest paid the Company approximately $68,000 relating to such office space.

           PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP, certified public accountants, audited the Company's consolidated financial statements for the fiscal year ended December 31, 1994. The Board of Directors has appointed KPMG Peat Marwick LLP ("Peat Marwick") to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1995, and recommends that the stockholders vote for ratification of such appointment. The ratification requires a majority vote of those shares of Common Stock represented at the meeting. In the event the ratification is not approved, the Board of Directors will reconsider its selection. Representatives of Peat Marwick are not expected to be present at the Annual Meeting of Stockholders and, therefore, will not make a statement or be available to respond to questions at such meeting.

  On December 16, 1993, the Company replaced Pannell Kerr Forster P.C. ("PKF") as its independent accountants and auditor of its financial statements and retained Peat Marwick for that position. The replacement of PKF and the retention of Peat Marwick were approved by the Audit Committee of the Board of Directors of the Company.

  In connection with the audits of the two fiscal years ended December 31, 1992, and subsequent review work performed through December 16, 1993, there were no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

  The audit reports of PKF on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1992 and 1991 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

  Prior to the retention of Peat Marwick, neither the Company nor any person on its behalf consulted with Peat Marwick regarding the application of accounting principles to any transaction or the types of audit opinion that might be rendered on the Company's financial statements.

                           1996 STOCKHOLDER PROPOSALS

  In order for stockholder proposals for the 1996 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal offices, 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131 (Attn: Secretary), prior to December 29, 1995. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 1996 proxy statement.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournments, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                            SOLICITATION OF PROXIES

  All costs in connection with the solicitation of the enclosed proxy will be borne by the Company. In addition to solicitations of proxies by use of the mail, certain officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone, telegraph and mail. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

                                                     RICHARD A. KIPF
                                                        Secretary

Oklahoma City, Oklahoma
April 27, 1995

                                     PROXY
                               PREMIER PARKS INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints KIERAN E. BURKE and RICHARD A. KIPF (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all shares of Common Stock of the undersigned in PREMIER PARKS INC. ("Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 13710 Central Avenue, Largo, Maryland 20775, on Monday, June 19, 1995 at 9:30 a.m., E.D.T., and at any and all adjournments thereof as follows:
1.ELECTION OF DIRECTORS[_] FOR all nominees listed below (except as marked to the contrary below)
                       [_] WITHHOLD AUTHORITY to vote for all nominees listed
                           below
KIERAN E. BURKE, PAUL A. BIDDELMAN, JAMES F. DANNHAUSER, MICHAEL E. GELLERT, GARY STORY, JACK TYRRELL
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- - --------------------------------------------------------------------------------
2. Proposal to ratify the selection of KPMG Peat Marwick as the Company's independent auditors for the year ending December 31, 1995. The Board of
   Directors recommends a vote FOR this proposal.
              [_] FOR      [_] AGAINST       [_] ABSTAIN
3. In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.
  PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
                                     (OVER)

- - --------------------------------------------------------------------------------


  THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS, IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.
  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 19, 1995 and the Proxy Statement furnished therewith.
  The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.
                                           ______________________________, 1995
                                                          (Date)

                                           Signature___________________________

                                           ____________________________________
                                           Please date, sign exactly as name
                                           appears on this proxy, and promptly
                                           return in the enclosed envelope.
                                           When signing as guardian, executor,
                                           administrator, attorney, trustee,
                                           custodian, or in any other similar
                                           capacity, please give full title.
                                           If a corporation, sign in full
                                           corporate name by president or
                                           other authorized officer, giving
                                           title, and affix corporate seal. If
                                           a partnership, sign in partnership
                                           name by authorized person. In the
                                           case of joint ownership, each joint
                                           owner must sign.